Exhibit 99.1

Ladder Capital Corp Reports Fourth Quarter and Full Year 2015 Results

Financial Highlights

  Generated Core Earnings of $50.1 million for the fourth quarter and $191.5 million for the year ended December 31, 2015
  Core EPS of $0.45 for the fourth quarter of 2015 (Diluted EPS on a GAAP basis of $0.50) and Core EPS of $1.85 for the year ended December 31, 2015 (Diluted EPS on a GAAP basis of $1.42)
  Achieved an after-tax return on average equity of 12.1% for the year ended December 31, 2015
  Originated $3.6 billion of commercial mortgage loans, including $2.6 billion of mortgage loans held for sale and $963.0 million of mortgage loans held for investment, and made $219.5 million of net leased and other equity investments for the year
  Contributed $603.6 million of loans to 3 securitization transactions in the fourth quarter resulting in a total of $2.6 billion of loans contributed to 10 securitization transactions in 2015
  Declared a fourth quarter dividend of $1.45/share, which was paid in January in a combination of cash and stock, bringing total dividends to $2.225/share of Class A common stock in 2015
  – Included one-time distribution of our pre-2015 undistributed accumulated earnings and profits of $0.90/share of Class A common stock
  Book value per share at December 31, 2015 was $14.97/share (or $13.59/share adjusted for the stock dividend distributed in January 2016)

NEW YORK--(BUSINESS WIRE)--March 3, 2016--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter and year ended December 31, 2015. Core Earnings, a non-GAAP financial measure, was $50.1 million for the fourth quarter of 2015, compared to $52.9 million earned in the fourth quarter of 2014. For the year ended December 31, 2015, Core Earnings was $191.5 million compared to $219.3 million for 2014. These results reflect lower profit margins on securitizations partially offset by higher net interest and rental income as well as gains on the sale of real estate. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the three months and the year ended December 31, 2015 was $56.7 million and $146.1 million, respectively, compared to $11.8 million and $97.6 million for the three months and the year ended December 31, 2014, respectively.

Core EPS, a non-GAAP measure, was $0.45 and $1.85 per share for the three months and year ended December 31, 2015, respectively, compared to $0.32 and $1.36 per share for the three months and the year ended December 31, 2014, respectively. Diluted EPS on a GAAP basis was $0.50 and $1.42 per share for the three months and the year ended December 31, 2015, respectively, compared to $0.09 and $0.86 per share for the comparable periods in the prior year.

Brian Harris, Ladder's Chief Executive Officer, said, “We're proud of our $50.1 million of Core Earnings in the fourth quarter and the fact that all 10 of our 2015 securitizations were profitable despite tough market conditions in the second half of the year. As market conditions began to turn, we adopted an increasingly conservative posture which allowed us to avoid pitfalls, keep our book value solid, and generate a 12.1% after-tax return on average equity for the year. Our stable core of REIT assets performed well and continued to deliver steady and predictable cash flow. Our focused but flexible business model is working - we feel well-positioned to capitalize on a broadening range of investment opportunities in 2016 from a position of strength.”

As of December 31, 2015, we had total assets of $5.9 billion, including $2.3 billion of commercial real estate loans, $2.4 billion of commercial real estate-related securities, $834.8 million of real estate, $139.8 million of cash and $203.0 million of other assets. As of December 31, 2015, 77.6% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the fourth quarter, senior secured assets comprised 95.2% of the total $1.1 billion investment activity.

During the quarter ended December 31, 2015, we originated $935.2 million of loans including $812.8 million of commercial mortgage loans held for sale. We participated in 3 securitization transactions during the quarter, contributing a total of $603.6 million in face amount of commercial mortgage loans. The sale of loans into these 3 securitization transactions resulted in income from the sale of loans, net, of $11.3 million. After factoring in related hedging results and other related adjustments, the net economic benefit from securitization activity during the quarter was $13.3 million. In total we participated in 10 securitization transactions during 2015, contributing $2.6 billion of commercial mortgages, resulting in income from the sale of loans, net, of $71.1 million and net economic benefit from securitization activity of $67.7 million.

We also originated $122.4 million of loans held for investment during the quarter, and received $177.4 million in proceeds from the repayment of mortgage loans held for investment. We ended the year with over $1.7 billion of loans held for investment, 83.6% of which are first mortgage loans, and 80.3% of which are floating rate loans.

Our portfolio of CMBS and U.S. Agency Securities ended the year at $2.4 billion. We purchased $145.6 million, sold $56.7 million, and received $27.8 million of proceeds from the repayment of securities during the quarter.

During the fourth quarter of 2015, we acquired 18 single tenant net lease and other properties for a total investment of $52.7 million. We have financed these properties with internal non-recourse mortgage loan financing eligible for securitization. During the three months ended December 31, 2015, our mortgage loan financing decreased by $11.1 million primarily due to the sale of a property during the quarter. We also sold 41 condominium units for a total of $14.4 million during the fourth quarter, which generated income from the sale of real estate, net, of $5.0 million, and one office property which generated income from the sale of real estate, net, of $13.1 million. Our total real estate portfolio as of December 31, 2015 was $834.8 million.

Net interest income for the fourth quarter of 2015 was $33.4 million, compared to $30.9 million for the comparable period in the prior year, primarily due to higher average loan receivable balances partially offset by higher interest expense as a result of higher outstanding financing obligations. Other income for the fourth quarter of 2015 was $72.2 million compared to $31.9 million for the comparable period in the prior year, which reflects an increase of $60.0 million in the net result from derivative transactions, offset by decreases in sale of loans and gain on securities of $26.8 million and $5.4 million, respectively, as the widening of credit spreads during the quarter led to reduced profit margins. Costs and expenses totaled $38.3 million for the fourth quarter of 2015, a $9.7 million decrease compared to the fourth quarter of 2014, driven by a decrease in operating expenses associated with our REIT election as well as a decrease in real estate operating expenses from continued sales of condominium units and other real estate.

During the year ended December 31, 2015, the Company repurchased 84,203 shares of Class A common stock, in open market transactions at prevailing market prices and subject to relevant restrictions, for a total aggregate purchase price of $1.0 million.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	December 31, 2015		December 31, 2014
	($ in thousands)
Loans
Conduit first mortgage loans	$571,764	9.7%	$417,955	7.2%
Balance sheet first mortgage loans	1,453,120	24.6%	1,358,985	23.4%
Other commercial real estate-related loans	285,525	4.8%	162,068	2.8%
Total loans	2,310,409	39.1%	1,939,008	33.4%
Securities
CMBS investments	2,335,930	39.7%	2,683,745	46.2%
U.S. Agency Securities investments	71,287	1.2%	131,821	2.3%
Total securities	2,407,217	40.9%	2,815,566	48.5%
Real Estate
Real estate and related lease intangibles, net	834,779	14.2%	768,986	13.2%
Total real estate	834,779	14.2%	768,986	13.2%
Other Investments
Investments in unconsolidated joint ventures	33,797	0.6%	6,041	0.1%
FHLB stock	77,915	1.3%	72,340	1.2%
Total other investments	111,712	1.9%	78,381	1.3%
Total investments	5,664,117	96.1%	5,601,941	96.4%
Cash, cash equivalents and cash collateral held by broker	139,770	2.4%	118,656	2.0%
Other assets	91,325	1.5%	93,638	1.6%
Total assets	$5,895,212	100.0%	$5,814,235	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. As of December 31, 2015, we held 35 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $571.8 million. Based on the outstanding loan principal balances at December 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan- to-value ratio of this portfolio was 59.4%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of December 31, 2015, we held a portfolio of 67 balance sheet first mortgage loans with an aggregate book value of $1.5 billion, 89.7% of which was floating-rate. Based on the outstanding loan principal balances at December 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 67.6%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $285.5 million of other commercial real estate-related loans as of December 31, 2015, 32.9% of which was floating-rate. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at December 31, 2015 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 68.7%.

As of December 31, 2015, our portfolio of CMBS investments had an estimated fair value of $2.3 billion and was comprised of investments in 167 CUSIPs ($14.0 million average investment per CUSIP), with a weighted average duration of 3.2 years.

As of December 31, 2015, our portfolio of U.S. Agency Securities had an estimated fair value of $71.3 million and was comprised of investments in 33 CUSIPs ($2.2 million average investment per CUSIP), with a weighted average duration of 6.9 years.

As of December 31, 2015, we owned 6.8 million square feet of real estate, comprised of 98 single tenant net lease properties, 3 individual office buildings, 3 portfolios of office buildings, 1 warehouse, 1 shopping center, 132 condominium units at Veer Towers in Las Vegas, and 153 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $834.8 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of December 31, 2015, we had $544.7 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $109.0 million at December 31, 2015. We had total debt outstanding of $4.3 billion as of December 31, 2015, and we had an additional $1.4 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities.

On January 20, 2016, the Federal Housing Finance Agency (the “FHFA”), regulator of the FHLB, published a final rule amending its regulation regarding the eligibility of captive insurance companies for FHLB membership. The final regulation is effective February 19, 2016.

According to the final rule, our captive subsidiary, Tuebor Captive Insurance Company LLC (“Tuebor”), may remain as a member of the FHLB through February 19, 2021 (the "Transition Period"). During the Transition Period, Tuebor is eligible to draw new additional advances, extend the maturities of existing advances, and pay off outstanding advances in the same way it has historically and on the same terms as non-captive insurance company FHLB members with two new conditions:

1) New advances (including any existing advances that are extended during the five-year Transition Period) will have maturity dates on or before February 19, 2021, and

2) The FHLB will make new advances to Tuebor subject to a requirement that Tuebor's total outstanding advances do not exceed forty percent of Tuebor's total assets. Tuebor has executed new advances since the effective date of the new rule in the ordinary course of business.

FHLB advances amounted to 43.4% of our outstanding debt financing as of December 31, 2015. We do not anticipate that the FHFA's final regulation will materially impact our operations as we will continue to access FHLB advances during the five-year Transition Period and because we have multiple, diverse sources for financing our portfolio both currently and in the future. In the latter stages of the Transition Period, we expect to adjust our financing activities by gradually making greater use of these alternative sources of funding, including secured and unsecured borrowing from banks and other counterparties, the issuance of corporate bonds and equity, and the securitization or sale of assets.

During the quarter we entered into a new committed loan repurchase facility with a major banking institution with total capacity of $35.0 million. We also amended one of our existing facilities to provide for changes to our financial covenants and an increase in the maximum advance rate on certain assets, subject to the counterparty's discretion.

In the first quarter of 2016 we amended our revolving credit facility to increase the total capacity from $75 million to $143 million.

During the period from January 1, 2016 through March 3, 2016, we retired $20.6 million of principal of the 2017 Notes and $21.7 million of principal of the 2021 Notes for a total repurchase price of $38.1 million. We recognized a $3.7 million net gain on extinguishment of debt after recognizing $0.5 million of unamortized debt issuance costs associated with the retired debt. During the same period, we repurchased 149,788 shares of Class A common stock for an aggregate price of $1.6 million or an average of $10.56 per share.

The following table summarizes our debt obligations as of the following dates:

	December 31, 2015	December 31, 2014
	($ in thousands)
Committed loan facilities	$704,149	$509,024
Committed securities facility	161,887	174,853
Uncommitted securities facilities	394,719	747,789
Total repurchase agreements	1,260,755	1,431,666
Borrowings under credit agreement	—	11,000
Borrowings under credit and security agreement	—	46,750
Revolving credit facility	—	25,000
Mortgage loan financing	544,663	447,409
Borrowings from the FHLB	1,856,700	1,611,000
Senior unsecured notes	612,605	610,129
Total debt obligations	$4,274,723	$4,182,954

To maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, we must distribute our accumulated earnings and profits attributable to taxable periods ending prior to January 1, 2015 and we must annually distribute at least 90% of our taxable income. Pursuant to the terms of an IRS private letter ruling, we have paid our fourth quarter 2015 dividend in a combination of cash and stock and may pay future distributions in such a manner; however, the REIT distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. We believe that our significant capital resources and access to financing will provide us with financial flexibility at levels sufficient to meet current and anticipated capital requirements, including funding new investment opportunities, paying distributions to our shareholders and servicing our debt obligations.

Conference Call and Webcast

We will host a conference call on Thursday, March 3, 2016 at 5:00 p.m. EST to discuss fourth quarter and year end 2015 results. The conference call can be accessed by dialing (877) 407-9039 domestic or (201) 689-8470 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EST on Thursday, March 3, 2016 through midnight Thursday, March 17, 2016. To access the replay, please call (877) 870-5176 domestic or (858) 384-5517 international, access code 13629014. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider common shareholders and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities; (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period; (v) non-cash stock-based compensation; and (vi) certain one-time items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Year Ended December 31,
	2015	2014	2013
	($ in thousands)
Income (loss) before taxes	$160,691	$124,231	$192,463
Net loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	(1,568)	370	1,098
Our share of real estate depreciation, amortization and gain adjustments	28,704	21,997	19,067
Adjustments for unrecognized derivative results	(10,213)	51,308	(18,721)
Unrealized (gain) loss on agency IO securities	1,249	(2,144)	2,665
Premium (discount) on mortgage loan financing, net of amortization	802	1,442	888
Non-cash stock-based compensation	10,277	16,738	2,881
One-time transactional adjustment¹	1,509	5,380	—
Core Earnings	$191,451	$219,322	$200,341

1 One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate assuming full deductibility of all expenses, divided by the weighted average diluted shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date. The average diluted shares outstanding for Core EPS now includes the incremental shares of unvested Class A restricted stock to correspond to the GAAP calculation of diluted shares. This change has no impact on Core EPS figures reported in prior quarters.

Set forth below is an unaudited reconciliation of GAAP Diluted EPS to Core EPS:

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP earnings per share (diluted)	$0.50	$0.09	$1.42	$0.86
Net income (loss) attributable to noncontrolling interest in operating partnership	—	0.15	1.36	—
Net income attributable to predecessor unitholders	—	—	—	(0.13)
Our share of real estate depreciation, amortization and gain adjustments	0.04	0.13	0.55	0.23
Adjustments for unrecognized derivative results	(0.21)	0.44	(0.20)	0.53
Unrealized (gain) loss on agency IO securities	0.01	(0.03)	0.02	(0.02)
Premium on long-term financing, net of amortization	(0.01)	0.02	0.02	0.01
Non-cash stock-based compensation	0.02	0.11	0.20	0.17
One-time transactional adjustment¹	—	0.11	0.03	0.06
Incremental estimated corporate tax expense²	0.10	(0.38)	0.07	(0.37)
Impact of conversion of Class B common stock into Class A common stock	—	(0.32)	(1.62)	0.02
Core EPS	$0.45	$0.32	$1.85	$1.36

1 One-time transactional adjustment for costs related to restructuring the Company for REIT related operations. All costs were expensed and accrued for in the period incurred.

2 Estimated corporate tax expense, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

Set forth below is an unaudited computation of Core EPS:

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Core Earnings	$50,142	$52,930	$191,451	$219,322
Estimated corporate tax expense¹	(6,189)	(21,651)	(10,884)	(89,035)
Tax-effected Core Earnings	$43,953	$31,279	$180,567	$130,287
Adjusted diluted weighted average shares outstanding	97,975	97,839	97,804	95,856
Core EPS	$0.45	$0.32	$1.85	$1.36

1 Estimated corporate tax expense, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income attributable to shareholders and earnings per share, or as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Annual Report on Form 10-K.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as its combined consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor Combined Consolidated Balance Sheets (Dollars in Thousands)

	December 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$108,959	$76,218
Cash collateral held by broker	30,811	42,438
Mortgage loan receivables held for investment, net, at amortized cost	1,738,645	1,521,053
Mortgage loan receivables held for sale	571,764	417,955
Real estate securities, available-for-sale	2,407,217	2,815,566
Real estate and related lease intangibles, net	834,779	768,986
Investments in unconsolidated joint ventures	33,797	6,041
FHLB stock	77,915	72,340
Derivative instruments	2,821	423
Due from brokers	—	4
Accrued interest receivable	22,776	24,658
Other assets	65,728	68,553
Total assets	$5,895,212	$5,814,235
Liabilities and Equity
Liabilities
Debt obligations	$4,274,723	$4,182,954
Derivative instruments	5,504	13,445
Amount payable pursuant to tax receivable agreement	1,910	862
Dividends payable	17,456	—
Accrued expenses	78,142	91,993
Other liabilities	26,069	19,774
Total liabilities	4,403,804	4,309,028
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 55,758,710 and 51,471,579 shares issued and 55,209,849 and 51,431,872 shares outstanding	55	51
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 44,055,987 and 47,647,023 shares issued and outstanding	44	—
Additional paid-in capital	776,866	725,538
Treasury stock, 548,861 shares, at cost, at December 31, 2015	(5,812)	—
Retained earnings	60,618	44,187
Accumulated other comprehensive income (loss)	(3,556)	15,656
Total shareholders’ equity	828,215	785,432
Noncontrolling interest in operating partnership	657,380	711,674
Noncontrolling interest in consolidated joint ventures	5,813	8,101
Total equity	1,491,408	1,505,207

Total liabilities and equity	$5,895,212	$5,814,235

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data)

	Year Ended December 31,
	2015	2014	2013

Net interest income
Interest income	$241,539	$187,325	$121,578
Interest expense	113,303	77,574	48,745
Net interest income	128,236	109,751	72,833
Provision for loan losses	600	600	600
Net interest income after provision for loan losses	127,636	109,151	72,233

Other income
Operating lease income	80,465	56,649	37,395
Tenant recoveries	9,907	9,183	3,271
Sale of loans, net	71,066	145,275	146,708
Realized gain (loss) on securities	24,007	26,977	4,231
Unrealized gain (loss) on Agency interest-only securities	(1,249)	2,144	(2,665)
Realized gain on sale of real estate, net	40,386	29,760	13,565
Fee and other income	15,205	11,704	7,922
Net result from derivative transactions	(38,937)	(94,798)	28,075
Earnings (loss) from investment in unconsolidated joint ventures	371	1,990	3,203
Gain on assignment of mortgage loan financing	—	432	—
Loss on extinguishment of debt	—	(150)	—
Total other income	201,221	189,166	241,705
Costs and expenses
Salaries and employee benefits	61,612	82,144	61,038
Operating expenses	25,103	25,398	14,937
Real estate operating expenses	35,886	32,670	17,404
Real estate acquisition costs	1,983	2,404	3,626
Fee expense	4,521	3,023	2,955
Depreciation and amortization	39,061	28,447	21,515
Total costs and expenses	168,166	174,086	121,475
Income (loss) before taxes	160,691	124,231	192,463
Income tax expense (benefit)	14,557	26,605	3,730
Net income	146,134	97,626	188,733
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(1,568)	370	1,098
Pre-IPO net income to predecessor unitholders	—	—	$189,831
Pre-IPO net loss attributable to predecessor unitholders	—	12,628
Net (income) loss attributable to noncontrolling interest in operating partnership	(70,745)	(66,437)
Net income attributable to Class A common shareholders	$73,821	$44,187

Earnings per share:
Basic	$1.43	$0.90
Diluted	$1.42	$0.86

Weighted average shares outstanding:
Basic	51,702,188	49,296,417
Diluted	51,870,808	97,583,310

Dividends per share of Class A common stock:	$2.225	$—

Ladder Capital Corp and Predecessor Combined Consolidated Statements of Cash Flows (Dollars in Thousands)

	Year Ended December 31,
	2015	2014	2013

Cash flows from operating activities:
Net income	$146,134	$97,626	$188,733
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	—	150	—
Depreciation and amortization	39,061	28,447	21,515
Unrealized (gain) loss on derivative instruments	(10,182)	14,378	(14,014)
Unrealized (gain) loss on Agency interest-only securities	1,249	(2,144)	2,665
Provision for loan losses	600	600	600
Amortization of equity based compensation	13,788	14,451	2,881
Amortization of deferred financing costs included in interest expense	5,757	5,802	4,600
Amortization of premium on mortgage loan financing	(902)	(629)	(534)
Amortization of above- and below-market lease intangibles	(249)	652	854
Accretion/amortization of discount, premium and other fees on loans	(12,241)	(6,918)	(3,701)
Accretion/amortization of discount, premium and other fees on securities	87,906	91,306	60,321
Realized gain on sale of mortgage loan receivables held for sale	(71,066)	(145,275)	(146,708)
Realized gain on disposition of loan	(820)	—	—
Realized gain on real estate securities	(24,007)	(26,977)	(4,231)
Realized gain on sale of real estate, net	(40,386)	(29,760)	(13,565)
Realized gain on assignment of mortgage loan financing	—	(432)	—
Origination of mortgage loan receivables held for sale	(2,594,141)	(3,345,372)	(2,013,674)
Repayment of mortgage loan receivables held for sale	2,308	1,293	5,840
Proceeds from sales of mortgage loan receivables held for sale	2,509,090	3,523,689	2,345,705
Accrued interest receivable	621	(9,687)	(2,889)
Earnings on investment in unconsolidated joint ventures	(371)	(1,990)	(3,203)
Distributions from operations of investment in unconsolidated joint ventures	294	1,957	3,894
Deferred tax asset	2,900	(7,175)	—
Changes in operating assets and liabilities:
Other assets	(1,770)	(17,446)	(17,325)
Accrued expenses and other liabilities	(12,985)	22,126	57,318
Net cash provided by (used in) operating activities	40,588	208,672	475,082
Cash flows from investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	16,918	(13,864)	(10,249)
Purchase of derivative instruments	—	(7)	(20)
Purchases of real estate securities	(725,888)	(2,157,391)	(1,193,816)
Repayment of real estate securities	186,902	186,310	390,628
Proceeds from sales of real estate securities	845,648	768,590	194,287
Purchase of FHLB stock	(7,984)	(22,890)	(36,350)
Sale of FHLB stock	2,409	—	—
Origination and purchases of mortgage loan receivables held for investment	(963,023)	(1,201,968)	(486,072)
Repayment of mortgage loan receivables held for investment	752,452	214,511	268,093
Reduction (addition) of cash collateral held by broker	(5,291)	(53)	45,719
Addition (reduction) of deposits received for loan originations	(2,368)	(91)	—
Title deposits included in other assets	5,375	(9,621)	(4,356)
Capital contributions to investment in unconsolidated joint ventures	(31,085)	—	(4,696)
Distributions of return of capital from investment in unconsolidated joint ventures	3,747	3,255	7,417
Capitalization of interest on investment in unconsolidated joint ventures	(341)	—	—
Purchases of real estate	(197,501)	(254,497)	(289,268)
Capital improvements of real estate	(8,375)	(5,192)	(115)
Proceeds from sale of real estate	98,558	123,444	36,930
Net cash provided by (used in) investing activities	(29,847)	(2,369,464)	(1,081,868)
Cash flows from financing activities:
Deferred financing costs paid	(2,330)	(9,863)	(3,191)
Proceeds from borrowings under debt obligations	16,280,023	16,885,636	9,095,845
Repayment of borrowings under debt obligations	(16,137,339)	(14,907,233)	(8,368,016)
Cash dividends paid to Class A common shareholders	(39,934)	—	—
Partners’ capital contributions	—	—	1,800
Partners’ capital distributions	—	(369)	(95,442)
Capital distributed to noncontrolling interests in operating partnership	(68,673)	(47,926)	—
Capital contributed by noncontrolling interests in consolidated joint ventures	74	1,841	9,846
Capital distributed to noncontrolling interests in consolidated joint ventures	(3,930)	(2,207)	(493)
Payment of liability assumed in exchange for shares for the minimum withholding taxes on vesting restricted stock	(4,897)	(125)	—
Purchase of treasury stock	(994)	—	—
Issuance of common stock	—	259,037	—
Common stock offering costs	—	(20,523)	—
Net cash provided by (used in) financing activities	22,000	2,158,268	640,349
Net increase (decrease) in cash	32,741	(2,524)	33,563
Cash and cash equivalents at beginning of period	76,218	78,742	45,179
Cash and cash equivalents at end of period	$108,959	$76,218	$78,742

Supplemental information:
Cash paid for interest, net of amounts capitalized	$107,362	$63,171	$45,317
Cash paid for income taxes	$7,306	$45,981	$5,392

Non-cash investing and financing activities:
Securities sold, not settled	$4	$3	$1,900
Settlement of mortgage loan receivable held for investment by real estate	$4,620	$—	$—
Like-kind exchange of real estate:
Acquisitions	$15,249	$—	$—
Dispositions	$(62,093)	$—	$—
Receivable from qualified intermediary - other assets	$6,483	$—	$—
Real estate acquired in settlement of mortgage loan receivable held for investment	$6,700	$—	$—
Net settlement of sale of real estate, subject to debt - real estate	$(11,310)	$—	$—
Net settlement of sale of real estate, subject to debt - debt obligations	$51,060	$—	$—
Exchange of capital for common stock	$—	$468,694	$—
Exchange of predecessor LP Units for common stock	$—	$697,097	$—
Exchange of noncontrolling interest for common stock	$53,659	$—	$—
Change in deferred tax asset related to change in tax receivable agreement	$(320)	$1,014	$—
Dividends declared, not paid	$17,456	$—	$—

CONTACT:
Ladder Capital Corp
Investor Relations, 917-369-3207
investor.relations@laddercapital.com